EXHIBIT 16.1

                       LETTER FROM MOORES ROWLAND MAZARS






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MOORES ROWLAND MAZARS                          Chartered Accountants
                                               Certified Public Accountants


                                               34th Floor, The Lee Gardens
                                               33 Hysan Avenue
                                               Causeway Bay, Hong Kong

                                               Tel: (852) 2909 5555
                                               Fax: (852) 2810 0032

                                               Email:  info@mr-mazars.com.hk
                                               Website: www.m4-mazars.com.hk




January 18, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      China Wireless Communications, Inc.
         File No. 333-49388

Dear Sirs:

We have read Item 4.01 of China Wireless Communications, Inc., Form 8-K, dated January 11, 2005, and are in agreement with the statements contained therein as they relate to us.

Very truly yours,


/s/ MOORES ROWLAND MAZARS


MOORES ROWLAND MAZARS
CHARTERED ACCOUNTANTS
CERTIFIED PUBLIC ACCOUNTANTS